UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2006

STEWART & STEVENSON SERVICES, INC.

(Exact name of Registrant as specified in charter)

Texas	0-8493	74-1051605
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2707 North Loop West Houston, Texas		77008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 868-7700

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

Stock Plans Termination Agreement

On February 27, 2006, Stewart & Stevenson Services, Inc., a Texas corporation (the “Company”), Armor Holdings, Inc., a Delaware corporation, and Santana Acquisition Corp., a Texas corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement requires the Company to take certain actions in respect of the Stewart & Stevenson Services, Inc. Nonstatutory Stock Option Plan (as amended and restated effective as of June 10, 1997, and as subsequently amended), the Stewart & Stevenson Services, Inc. Amended and Restated 1993 Nonofficer Employee Stock Option Plan, the Stewart & Stevenson Services, Inc. 1994 Director Stock Option Plan and the Stewart & Stevenson Services, Inc. Amended and Restated 1996 Director Stock Option Plan, as amended by Amendment No. 1 effective as of July 9, 2004 (collectively, the “Company Stock Plans”) and outstanding stock options issued thereunder (each, a “Company Stock Option”). In accordance with the terms of the Merger Agreement, on April 6, 2006, the Compensation Committee of the Board of Directors of the Company approved, and the Company signed on April 12, 2006, the Stewart & Stevenson Services, Inc. Stock Plans Termination Agreement, in which the Company agreed:

•                                          the Company Stock Plans are terminated immediately prior to the effective time of the merger (the “Effective Time”) contemplated by the Merger Agreement (the “Merger”) without prejudice to the rights of the holders of Company Stock Options;

•                                          following the termination of the Company Stock Plans, the Company will not grant any additional options under the Company Stock Plans or permit the receipt of shares of the Company’s common stock with respect to Company Stock Options;

•                                          each Company Stock Option that is outstanding immediately prior to the consummation of the Merger shall be fully vested and exercisable; and

•                                          in exchange for the execution and delivery of an option cancellation agreement, upon the Effective Time, each outstanding Company Stock Option shall be cancelled automatically and at the Effective Time shall be converted into and constitute the right to receive cash in an amount equal (less any applicable withholding and without interest) to the product of (1) the total number of shares of the Company’s common stock subject to each such Company Stock Option immediately prior to the Effective Time and (2) the excess, if any, of the per share consideration (as defined in the Merger Agreement) over the exercise price per share of the Company’s common stock subject to each such Company Stock Option.

Severance Agreement Amendments

The Company has previously entered into a substantially similar form of Severance Agreement with each of L. Scott Biar (dated June 7, 2005), Carl B. King (dated July 19, 2004),

Stephen A. Hines (dated July 19, 2004), and Dennis M. Dellinger (dated July 19, 2004) (the “Severance Agreements”). Effective as of April 6, 2006, the Company and each of L. Scott Biar, Carl B. King, Stephen A. Hines and Dennis M. Dellinger entered into a First Amendment to Severance Agreement that provided:

•              to the extent that any payment or benefit under such severance agreement would be deemed to be deferred compensation subject to the requirements of Section 409A of the Internal Revenue Code (the “Code”) that does not comply with such requirements, the Company and the executive shall amend such severance agreement (in a manner that as closely as practicable achieves the original intent of such severance agreement) so that such payment or benefit will be made in accordance with such requirements; and

•              in the event that it is determined that any cash severance payment pursuant to such severance agreement that is to otherwise be made upon or shortly following termination of employment cannot be made prior to the six-month anniversary of such termination because the executive is a “specified employee” (as defined in Section 1.409A-1(i)(1) of the Code), such payment shall be paid on the first business day following such six-month anniversary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART & STEVENSON SERVICES, INC.

Dated: April 12, 2006	By:	/s/ L. Scott Biar
	Name:	L. Scott Biar
	Title:	Chief Financial Officer